Exhibit 2.1

STOCKHOLDERS AGREEMENT
by and between
STARTEK, INC.
and
CSP ALPHA HOLDINGS PARENT PTE LTD
Dated as of July 20, 2018

Table of Contents
Page

Article I DEFINITIONS	2

1.1	Certain Definitions 2

1.2	Other Terms 5

Article II TERM	7

2.1	Term and Termination 7

Article III CORPORATE GOVERNANCE MATTERS	7

3.1	Board Composition 7

3.2	Director Nomination Rights 7

3.3	Committees of the Public Company Board 9

3.4	Compliance with Organizational Documents 10

3.5	Stockholder Agreement to Vote 10

Article IV OTHER AGREEMENTS	10

4.1	Corporate Opportunity Matters 10

4.2	Confidentiality 11

4.3	Preemptive Rights 12

4.4	Related Party Transactions 14

Article V INFORMATION	14

5.1	Books and Records 14

5.2	Access 14

5.3	Sharing of Information 15

Article VI Registration	15

6.1	Demand Registrations. 15

6.2	Piggyback Registrations. 18

6.3	Shelf Registration Statement. 20

6.4	Withdrawal Rights 22

6.5	Hedging Transactions 22

6.6	Holdback Agreements. 23

6.7	Registration Procedures. 24

6.8	Registration Expenses 29

6.9	Miscellaneous. 30

6.10	Registration Indemnification. 31

6.11	Free Writing Prospectuses 33

6.12	Termination of Registration Rights 33

Article VII MISCELLANEOUS	33

7.1	Corporate Power; Fiduciary Duty 33

7.2	Fees and Expenses 34

7.3	Extension; Waiver 34

7.4	Notices 34

7.5	Interpretations 35

7.6	Counterparts and Signature 36

7.7	Entire Agreement; Amendment 36

7.8	Assignment; Binding Effect 36

7.9	No Third Party Beneficiaries 36

7.10	No Partnership, Agency, or Joint Venture 36

7.11	Governing Law 36

7.12	Submission to Jurisdiction 37

7.13	Severability 37

7.14	Remedies; Specific Performance 37

7.15	Privileged Matters 38

Schedule 4.4(b)    Related Party Transactions Policy

STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT, dated as of July 20, 2018 (this “Agreement”), is entered into by and between CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Stockholder”) and StarTek, Inc., a Delaware corporation (“Public Company”). Certain terms used in this Agreement are defined in Section 1.1.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Transaction Agreement, dated as of March 14, 2018, by and among the Stockholder, CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Private Company”), and Public Company, as amended by that certain First Amendment to Transaction Agreement, dated as of July 3, 2018 (as may be further amended from time to time, the “Transaction Agreement”), the Stockholder, Private Company, and Public Company agreed to, among other things:

(i)	the sale and purchase of all of the issued and outstanding shares of the common stock of Private Company by the Stockholder to Public Company;

(ii)	the issuance of 20,600,000 shares of Public Company Common Stock in consideration of such sale and purchase, as may be adjusted pursuant to the Transaction Agreement;

(iii)	the amendment of Public Company’s Charter in order to effect such issuance and the other transactions contemplated by the Transaction Agreement; and

(iv)
in addition to the transactions set forth above, the purchase of additional shares of Public Company Common Stock (as defined herein) by the Stockholder, for two million US dollars (US$2,000,000), as may be adjusted pursuant to the Transaction Agreement;

in each case, on the terms and subject to the conditions set forth in the Transaction Agreement (collectively, along with all other transactions contemplated by the Transaction Agreement, the “Transactions”); and
WHEREAS, the Stockholder and Public Company desire to enter into this Agreement in order to, inter alia, (i) set forth certain of their rights, duties and obligations as a result of the Transactions; (ii) provide for the management, operation and governance of Public Company; and (iii) set forth restrictions on certain activities in respect of the Public Company Common Stock, corporate governance, and other related corporate matters.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I

DEFINITIONS

1.1Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” has the meaning ascribed thereto in the Transaction Agreement; provided, however, that the Stockholder shall not be deemed to be an Affiliate of Public Company or any of its Subsidiaries for purposes of this Agreement and neither Public Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholder or any of the Stockholder’s Subsidiaries (other than Public Company and its Subsidiaries) for purposes of this Agreement.
“beneficially own” means, with respect to Public Company Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i). The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.
“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of Public Company are not permitted to trade under the insider trading policy or similar policy of Public Company then in effect and (ii) in the event that Public Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of Public Company or any material transaction under consideration by Public Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect Public Company in any material respect, a period of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.

“Business Day” has the meaning ascribed thereto in the Transaction Agreement.
“Bylaws” means the Amended and Restated Bylaws of Public Company, as amended from time to time.
“Charter” means the Restated Certificate of Incorporation of Public Company, as amended from time to time.
“Closing” has the meaning ascribed thereto in the Transaction Agreement.
“Commission” means the Securities and Exchange Commission.
“Demand Shareholder” means Stockholder or any wholly owned subsidiary of Stockholder, in either case that holds Registrable Securities.
“Designated Officer” means the executive officer of Public Company designated from time to time by the Audit Committee to act as the “Designated Officer” under the Related Party Transactions Policy.
“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“GAAP” means United States generally accepted accounting principles.
“Governmental Entity” has the meaning ascribed thereto in the Transaction Agreement.
“Independent Director” means a director who is independent under NYSE listing rules and who meets the additional independence requirements under applicable Exchange Act and NYSE listing rules to serve on the audit committee and compensation committee of an NYSE-listed company.
“Law” has the meaning ascribed thereto in the Transaction Agreement.
“Losses” losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“NYSE” means the New York Stock Exchange.
“Parties” means the Stockholder and Public Company.
“Person” has the meaning ascribed thereto in the Transaction Agreement.
“Pro Rata Portion” means, with respect to the Stockholder, on any issuance date for Public Company Securities, the number of Public Company Securities equal to the product of (i) the total number of Public Company Securities to be issued by Public Company on such date and (ii) the fraction determined by dividing (x) the number of shares of Public Company Common Stock owned by the Stockholder immediately prior to such issuance by (y) the total number of shares of Public Company Common Stock outstanding on such date immediately prior to such issuance.

“Public Company Board” means the board of directors of Public Company.
“Public Company Common Stock” has the meaning ascribed thereto in the Transaction Agreement.
“Public Company Group” means Public Company, each Subsidiary of Public Company from and after the Closing (in each case so long as such Subsidiary remains a Subsidiary of Public Company) and each other Person that is controlled either directly or indirectly by Public Company immediately after the Closing (in each case for so long as such Person continues to be controlled either directly or indirectly by Public Company).
“Public Company Independent Director” means each director of Public Company who (i) is an Independent Director and (ii) without limiting (i), (A) is not a Stockholder Designee, (B) is not a current or former (x) member of the board of directors of the Stockholder or (y) officer or employee of any member of the Stockholder Group, (C) does not have and has not had any other substantial relationship with any member of the Stockholder Group and (D) is designated by the Governance and Nominating Committee as a Public Company Independent Director.
“Public Company Securities” means (i) the Public Company Common Stock, (ii) any preferred stock of Public Company, (iii) any other common stock issued by Public Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Public Company Common Stock or any other common or preferred stock issued by Public Company.
“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by Public Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by Public Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means any and all (i) Public Company Common Stock, (ii) other stock or securities that Stockholder or its Subsidiaries may be entitled to receive and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (y) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Related Party Transaction” means any transaction between any member of the Public Company Group, on the one hand, and any member of the Stockholder Group, or any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any member of the Stockholder Group, on the other hand.
“Representative” means directors, officers, investors, limited partners, general partners, members, employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives.
“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Stockholder Group” means the Stockholder and each Person (other than any member of the Public Company Group) that is an Affiliate of the Stockholder from and after the Closing.
“Subsidiary” has the meaning ascribed thereto in the Transaction Agreement.
“Transaction Documents” means, collectively, this Agreement, the Transaction Agreement and the Support Agreement (as defined in the Transaction Agreement).

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Underwritten Offering” means a sale of securities of Public Company to an underwriter or underwriters for reoffering to the public.

1.2Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
Agreement	Preamble
Amazon Warrant	3.5
Audit Committee	3.3(a)
Demand	6.1(a)
Demand Registration	6.1(a)
Demand Registration Statement	6.1(a)
Excluded Securities	4.3
Form S-3	6.1(a)
Free Writing Prospectus	6.7(a)(v)
Governance and Nominating Committee	3.3(c)
Hedging Counterparty	6.5(a)
Hedging Transaction	6.5(a)
Information	5.2
Inspectors	6.7(a)(xi)
Issuance Notice	4.3(b)
Marketed Underwritten Shelf Offering	6.3(f)
Non-Stockholder Designee	3.2(f)
Non-Stockholder Directors	3.1(a)
Non-Privileged Deal Communications	7.15(c)
organizational documents	3.4
Other Demanding Sellers	6.2(b)
Other Proposed Sellers	6.2(b)
Piggyback Notice	6.2(a)
Piggyback Registration	6.2(a)
Piggyback Seller	6.2(a)
Private Company	Recitals
Privileged Communications	7.15(a)
Privileged Deal Communications	7.15(b)
Public Company	Preamble
Public Company Confidential Information	4.2(a)
Records	6.7(a)(xi)
Related Party Transactions Policy	4.4(b)
Requested Information	6.9(a)
Requesting Shareholders	6.1(a)
Selling Shareholders	6.7(a)(i)
Shelf Notice	6.3(a)
Shelf Offering	6.3(f)
Shelf Registration Statement	6.3(a)
Stockholder	Preamble
Stockholder Designee	3.2(a)
Stockholder Directors	3.1(a)
Stockholder Group Agreement	Schedule 4.4(b)
Stockholder Law Firm	7.15(a)
Take-Down Notice	6.3(f)
Threshold	Schedule 4.4(b)
Transaction Agreement	Recitals
Transactions	Recitals

ARTICLE II

TERM

2.1Term and Termination. This Agreement is effective as of the date hereof and shall terminate automatically in the event that the Stockholder Group (a) owns less than 10% of the outstanding shares of Public Company Common Stock or (b) owns 100% of such shares. Notwithstanding the foregoing, the provisions of Article VII shall survive the termination of this Agreement.

ARTICLE III

CORPORATE GOVERNANCE MATTERS

3.1Board Composition.

(a)The Public Company Board shall consist of nine (9) members comprised initially of (i) five (5) directors, including the chairman of the Public Company Board, designated by the Stockholder (collectively, with their successors, the “Stockholder Directors”), (ii) the President and Chief Executive Officer of Public Company, and (iii) three (3) Public Company Independent Directors, reasonably acceptable to the Stockholder (collectively, with their successors, who will also be Public Company Independent Directors, the “Non-Stockholder Directors”); provided that, for the avoidance of doubt, if the Stockholder does not initially designate all five (5) directors pursuant to Section 3.1(a)(i), the Parties acknowledge that the Stockholder has the right, at any time, to fill any vacancy created by the failure to initially designate all five (5) directors.

(b)For the avoidance of doubt, the proportion of Stockholder Directors to Non-Stockholder Directors shall remain the same as that set forth in Section 3.1(a) (with any vacancy referenced Section 3.1(a) to be counted as a Stockholder Director for the purposes of this Section 3.1(b)), subject to Section 3.2(a); provided, however, it being understood and agreed that the proportion of Stockholder Directors and Non-Stockholder Directors relative to the entire Public Company Board may decrease as a result of increases in the size of the Public Company Board to implement director designation rights granted to a seller or target company in connection with an arm’s length merger of or acquisition by any member of the Public Company Group.

3.2Director Nomination Rights.

(a)In connection with any annual or special meeting of the stockholders of Public Company at which directors shall be elected, the Stockholder shall have the right, but not obligation, to designate, for nomination by the Public Company Board for election to the Public Company Board: (i) five (5) persons (one of whom shall act as chairman of the Public Company Board), so long as the Stockholder Group collectively beneficially owns 50% or more of the outstanding shares of Public Company Common Stock; (ii) four (4) persons, in the event that the Stockholder Group collectively beneficially owns 35% or more, but less than 50%, of the outstanding shares of Public Company Common Stock; (iii) three (3) persons, in the event that the Stockholder Group collectively beneficially owns 25% or more, but less than 35%, of the outstanding shares of Public Company Common Stock; (iv) two (2) persons, in the event that the Stockholder Group collectively beneficially owns 15% or more, but less than 25%, of the outstanding shares of Public Company Common Stock; and (v) one (1) person, in the event that the Stockholder Group collectively beneficially owns 10% or more, but less than 15%, of the outstanding shares of Public Company Common Stock (each person so designated, a “Stockholder Designee”). The Stockholder shall have full authority and ability to nominate, elect and remove the Stockholder Designees in accordance with Section 3.2(d) in the case of the nomination or election of the Stockholder Designees. The Stockholder shall not designate any person to be a Stockholder Designee who it believes does not meet the requirements for director nominees as set forth in the applicable policies of Public Company relating to director qualification from time to time. The Public Company Board shall promptly and in good faith consider each Stockholder Designee designated pursuant to this Section 3.2(a), applying the same standards as shall be applied for the consideration of other proposed nominees of the Public Company Board. In the event that the Public Company Board fails to approve the nomination of any Stockholder Designee, the Stockholder shall have the right to designate an alternative Stockholder Designee for consideration. For the avoidance of doubt, (i) current or former employment of any Stockholder Designee by the Stockholder or any of its Subsidiaries or service by any such Stockholder Designee on the board of directors of the Stockholder or any of its Subsidiaries shall not disqualify such individual from serving on the Public Company Board as a Stockholder Designee and (ii) at such time as the Stockholder Group beneficially owns less than 50% of the outstanding shares of Public Company Common Stock, it shall no longer be a requirement that the Public Company Independent Directors be reasonably acceptable to the Stockholder.

(b)If, at any time, the Stockholder Group ceases to beneficially own the minimum percentage of outstanding shares of Public Company Common Stock necessary under Section 3.2(a) to nominate the corresponding number of Stockholder

Designees, the Stockholder shall, within ten (10) Business Days of the event that caused the Stockholder Group’s beneficial ownership to drop below the relevant minimum percentage, cause the necessary number of Stockholder Designees to offer to resign from the Public Company Board, so that the number of Stockholder Designees is consistent with the Stockholder Group’s new beneficial ownership percentage.

(c)If the size of the Public Company Board shall, with the Stockholder’s prior written approval or otherwise, be increased or decreased, the Stockholder shall have the right to designate one or more Stockholder Designees to the Public Company Board such that the total number of Stockholder Directors on the Public Company Board shall be proportional (rounded up to the nearest whole number) to the number of Stockholder Directors on the Public Company Board set forth in Section 3.2(a).

(d)Public Company shall cause each Stockholder Designee and Non-Stockholder Designee whose nomination has been approved to be included in the slate of nominees recommended by the Public Company Board to holders of Public Company Common Stock for election (including at any special meeting of stockholders held for the election of directors) and shall use its reasonable best efforts to cause the election of each such Stockholder Designee and Non-Stockholder Designee, including soliciting proxies in favor of the election of such persons.

(e)In the event that any Stockholder Director shall cease to serve as a director for any reason, other than as a result of a resignation of a Stockholder Designee from the Public Company Board pursuant to Section 3.2(b), the vacancy resulting therefrom shall be filled by the Public Company Board with a substitute Stockholder Director.

(f)From and after the date hereof, in the event of a vacancy on the Public Company Board (i) upon the death, resignation, retirement, disqualification, removal from office or other cause of any director who was not a Stockholder Designee or (ii) resulting from the resignation of a Stockholder Designee from the Public Company Board pursuant to Section 3.2(b), the Governance and Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination (and during such time as the Stockholder Group beneficially owns 50% or more of the outstanding shares of Public Company Common Stock, each such nominated person to be reasonably acceptable to the Stockholder) for election to the Public Company Board to fill such vacancy (each such person, a “Non-Stockholder Designee”).

(g)Public Company shall avail itself of all available “controlled company” exceptions to the corporate governance listing standards of the NYSE for so long as the Stockholder Group collectively beneficially owns more than 50% of the voting power for the election of directors of the Public Company Board, and thereafter Public Company and the Stockholder shall take all necessary actions to comply with the corporate governance listing standards of the NYSE, including those relating to the composition of the committees of the Public Company Board, within the timeframe specified in such listing standards. Without limitation of the foregoing, the Stockholder agrees to cause the Stockholder Directors to resign from committees of the Public Company Board if and to the extent necessary to comply with the corporate governance listing standards of the NYSE.

(h)For the avoidance of doubt, the Stockholder shall have the right, in its sole discretion, to waive any and all of the rights granted to it under this Section 3.2, by delivery of written notice to Public Company in accordance with Section 7.4.

3.3Committees of the Public Company Board.

(a)Audit Committee. Public Company shall cause the Audit Committee of the Public Company Board (the “Audit Committee”) to consist of three (3) Non-Stockholder Directors. The Audit Committee (including, without limitation, in connection with any transactions under Section 4.4) shall be fully empowered to obtain assistance from employees of Public Company, including its legal and financial staff, to retain independent legal, financial and other advisors as the Audit Committee deems reasonably necessary and to not approve any transaction or other matter submitted to the committee for approval (and such non-approval shall be binding on the Public Company Board), and shall have the authority and responsibilities set forth in this Agreement and as may otherwise be delegated to the Audit Committee by the Public Company Board from time to time.

(b)Compensation Committee. Public Company shall cause the Compensation Committee of the Public Company Board to consist of three (3) directors, including at least one (1) Non-Stockholder Director.

(c)Governance and Nominating Committee. Public Company shall cause the Governance and Nominating Committee of the Public Company Board (the “Governance and Nominating Committee”) to consist of three (3) directors, including at least one (1) Non-Stockholder Directors.

(d)Other Committee Composition. The number of Non-Stockholder Directors on all committees of the Public Company Board not specified in this Section 3.3 shall be proportional (rounded down to the nearest whole number) to the number of Non-Stockholder Directors on the Public Company Board; provided that each such committee shall have at least one (1) Non-Stockholder Director.

3.4Compliance with Organizational Documents. Public Company shall, and shall cause each of its Subsidiaries to, take any and all actions reasonably necessary to ensure continued compliance by Public Company and its Subsidiaries with the provisions of its respective certificate or articles of incorporation, bylaws or operating agreement, as the case may be (collectively, “organizational documents”), and this Agreement. Public Company shall notify the Stockholder in writing promptly after becoming aware of any act or activity taken or proposed to be taken by Public Company or any of its Subsidiaries which resulted or would result in non-compliance with any such organizational documents or this Agreement. For the avoidance of doubt, the provisions of Section 3.1, Section 3.2 and Section 3.3 will apply only to the Public Company Board and not to any board of directors or similar governing body of any Subsidiary of Public Company.

3.5Stockholder Agreement to Vote. From and after the date hereof, the Stockholder shall, and shall cause each of its Affiliates to, at any Public Company stockholder meeting or in any action proposed to be taken by written consent (a) cause their respective shares of Public Company Common Stock to be present for quorum purposes, (b) vote in favor of the election of all Non-Stockholder Designees, (c) not vote in favor of the removal of any Non-Stockholder Director other than for cause and (d) vote in favor of the issuance of the Warrant to Purchase Common Stock, dated as of January 23, 2018, issued by Public Company to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon.com, Inc., a Delaware corporation (the “Amazon Warrant”) in respect of any shares of Public Company Common Stock in excess of 3,222,681 shares, pursuant to the applicable rules of the NYSE, including but not limited to, NYSE Rule 312.03(c).

ARTICLE IV

OTHER AGREEMENTS

4.1Corporate Opportunity Matters.

(a)Except as set forth in Section 4.1(b) below, in the event that a Stockholder Director (or any of his or her Affiliates) acquires knowledge of a potential transaction or matter which may be a corporate opportunity in the same or similar activity or line of business as Public Company, Public Company shall have no interest or expectancy in being offered by such Stockholder Director any opportunity to participate in such corporate opportunity, any such interest or expectancy being hereby renounced to the fullest extent permitted by Law, so that, as a result of such renunciation and without limiting the scope of such renunciation, such Stockholder Director (i) shall have no duty to communicate or present such corporate opportunity to Public Company, (ii) shall have the right to hold any such corporate opportunity for its (and its Representatives’) own account or to recommend, sell, assign or transfer such corporate opportunity to any Person other than Public Company, and (iii) shall not be in breach of the fiduciary duties of such Stockholder Director acting in good faith for withholding or exercising such right; provided, however, that the foregoing shall not preclude or prevent Public Company from pursuing any corporate opportunity that may be presented to it by any means.

(b)Notwithstanding the provisions of Section 4.1(a) above, Public Company does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to a Stockholder Director, if such opportunity is expressly offered to such Stockholder Director (or his or her Affiliates) solely in, and as a direct result of, his or her capacity as a director of Public Company.

4.2Confidentiality.

(a)(i) During the term of this Agreement, subject to Section 4.2(b), Section 5.3, and except as contemplated by this Agreement or any Transaction Document, the Stockholder shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person, other than its Representatives or its Affiliates who reasonably need to know such information in providing services to any member of the Stockholder Group, or use or otherwise exploit for its own benefit or for the benefit of any third party, any Public Company Confidential Information. The Stockholder Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Public Company Confidential Information by any of their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 4.2(a), any information, material or documents relating to the business currently or formerly conducted, or proposed to be conducted, by any member of the Public Company Group furnished to or in possession of any member of the Stockholder Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by any member of the Stockholder Group or their respective officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is hereinafter referred to as “Public Company Confidential Information.” “Public Company Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (A) is or becomes generally available to the public, other than as a result of a use or disclosure by any member of the Stockholder Group not otherwise permissible hereunder, (B) the Stockholder can demonstrate it was or became available to any member of the Stockholder Group from a source other than Public Company or its Affiliates or (C) is developed independently by a member of the Stockholder Group without reference to the Public Company Confidential Information; provided, however, that, in the case of clause (B), the source of such information was not known by such member of the Stockholder Group to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any member of the Public Company Group with respect to such information.

(ii) Without limiting Section 4.2(a)(i), during the term of this Agreement, the Stockholder shall, and shall cause its Subsidiaries to (A) use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Public Company Confidential Information by them and their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care and (B) not use any Public Company Confidential Information in a manner materially detrimental to the interests of Public Company.

(b)If the Stockholder or its Affiliates are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Entity or pursuant to applicable Law or stock exchange requirements to disclose or provide any Public Company Confidential Information, as applicable, the Person receiving such request or demand, or so required by applicable Law or stock exchange requirements, shall use all reasonable efforts to provide Public Company with written notice of such request, demand or requirement as promptly as practicable under the circumstances so that Public Company shall have an opportunity to seek an appropriate protective order. The Stockholder or its Affiliate receiving such request or demand agrees to take, and cause its Representatives to take, at its own expense, all other reasonable steps necessary to obtain confidential treatment by the recipient. Subject to the foregoing, the Stockholder or its Affiliates that received such request or demand may thereafter disclose or provide any Public Company Confidential Information to the extent required by such Law or stock exchange requirement (as so advised by counsel) or by lawful process or such Governmental Entity.

4.3Preemptive Rights.

(a)To the extent permitted under NYSE rules and for so long as the Stockholder Group beneficially owns 50% or more of the outstanding Public Company Common Stock, Public Company hereby grants to the Stockholder the right to purchase its Pro Rata Portion of any Public Company Securities (other than any Excluded Securities) that Public Company may from time to time propose to issue or sell to any Person. For purposes of this Section 4.3(a), “Excluded Securities” means Public Company Securities issued in connection with: (i) the Amazon Warrant; (ii) the conversion or exchange of any other securities of Public Company into Public Company Common Stock, or the exercise of any other warrants or other rights to acquire Public Company Common Stock, in each case where the underlying securities, warrants or other rights have been issued in compliance with this Section 4.3; (iii) a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement; (iv) a stock split, stock dividend or any similar recapitalization; (v) any issuance of warrants or other similar rights to purchase Public Company Common Stock to lenders or other institutional investors in any arm’s length transaction providing debt financing to Public Company or any of Public Company’s Subsidiaries; (vi) as consideration in a merger with or the acquisition of the stock or assets of another Person approved by the Public Company Board; or (vii) in connection with a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of Public Company or any Subsidiary of Public Company) relating to the operation of Public Company’s or any of Public Company’s Subsidiaries’ business approved by the Public Company Board and for which a primary purpose thereof is not raising capital. For the avoidance of doubt, to the extent stockholder approval is required under the NYSE rules for the issuance or sale of Public Company Securities as provided in this Section 4.3(a), (x) Public Company may issue or sell Public Company Securities to Persons other than the Stockholder prior to obtaining such stockholder approval, and (y) Public Company shall use its reasonable best efforts to obtain such approval, and after receipt of such approval Public Company shall issue or sell the Public Company Securities (if any) that the Stockholder has irrevocably elected to purchase to the Stockholder, on the terms set forth in the relevant Issuance Notice.

(b)Public Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 4.3(a) to the Stockholder within five (5) Business Days following any meeting of the Public Company Board at which any such issuance or sale is approved or, if the approval of the Public Company Board is not required in connection with such issuance or sale, no less than twenty (20) Business Days prior to the date of the proposed issuance or sale. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase Public Company Securities and shall set forth the material terms and conditions of the proposed issuance, including:

(i)the number and class of the Public Company Securities to be issued and the percentage of the outstanding shares of capital stock of Public Company such issuance would represent;

(ii)the proposed issuance date, which shall be at least twenty (20) Business Days from the date of the Issuance Notice; and

(iii)the proposed purchase price per Public Company Security.

(c)The Stockholder shall for a period of ten (10) Business Days following the receipt of an Issuance Notice have the right to elect irrevocably to purchase its Pro Rata Portion of the Public Company Securities at the purchase price set forth in the Issuance Notice by delivering a written notice to Public Company. If, at the termination of such ten (10) Business Day period, the Stockholder shall not have delivered such notice to Public Company, the Stockholder shall be deemed to have waived all of its rights under this Section 4.3(c) with respect to the purchase of such Public Company Securities. The closing of any purchase by the Stockholder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided, however, that the closing of any purchase by the Stockholder may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to obtain any required approval or consent of a Governmental Entity or any other third party (and Public Company and the Stockholder shall use their respective reasonable best efforts to obtain such approvals).

(d)Upon the expiration of the ten (10) Business Day period described in Section 4.3(c), Public Company shall be free to sell such Public Company Securities that the Stockholder has not elected irrevocably to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholder in the Issuance Notice delivered in accordance with Section 4.3(b).

4.4Related Party Transactions.

(a)Any entrance into, amendments to or modifications or terminations of or material waivers, consents or elections under any Related Party Transactions shall require the prior written approval of the Audit Committee, subject to and consistent with the Related Party Transactions Policy. Any material amendments or modifications or terminations of any of the Transaction Documents (including, for the avoidance of doubt, the schedules thereto and the Related Party Transaction Policy) or material waivers, consents or elections of Public Company’s rights under any of the Transaction Documents (including, for the avoidance of doubt, the schedules thereto and the Related Party Transaction Policy) shall require the prior written approval of the Audit Committee.

(b)All Related Party Transactions shall be governed by the policy set forth on Schedule 4.4(b) (the “Related Party Transactions Policy”).

(c)Following the date hereof, Related Party Transactions involving payments (individually or together with all substantially related payments) in excess of the Threshold (as defined in the Related Party Transactions Policy) shall be subject to the prior written approval of the Audit Committee, subject to and consistent with the Related Party Transactions Policy.

ARTICLE V

INFORMATION

5.1Books and Records. Public Company shall, and shall cause each of its Subsidiaries to, (i) make and keep books, records and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Public Company and such Subsidiaries; (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (x) transactions are executed in accordance with management’s general or specific authorization; (y) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets; and (z) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, so long as in effect.

5.2Access. For so long as the Stockholder Group beneficially owns 10% or more of the outstanding shares of Public Company Common Stock, Public Company shall, and shall cause its Subsidiaries to, permit the Stockholder Group and their respective designated representatives, at reasonable times and upon reasonable prior notice to Public Company, to review the books and records of Public Company or any of such Subsidiaries and to discuss the affairs, finances and condition of Public Company or any of such Subsidiaries with the officers of Public Company or any such Subsidiary. For so long as the Stockholder

Group beneficially owns 10% or more of the outstanding shares of Public Company Common Stock, Public Company shall, and shall cause its Subsidiaries to, provide the Stockholder Group, in addition to other information that might be reasonably requested by the Stockholder Group from time to time, (i) direct access to Public Company’s auditors and officers, (ii) copies of all materials provided to the Public Company Board (or equivalent governing body) at the same time as provided to the Public Company Board (or their equivalent), (iii) access to appropriate officers and directors of Public Company at such times during regular business hours as may be reasonably requested by the Stockholder Group, as the case may be, for consultation with members of the Stockholder Group with respect to matters relating to the business and affairs of Public Company and its subsidiaries, and (iv) to the extent otherwise prepared by Public Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of Public Company and its Subsidiaries (all such information so furnished pursuant to this Section 5.2, the “Information”). Subject to Section 5.3, any member of the Stockholder Group (and any party receiving Information from any member of the Stockholder Group) who shall receive Information shall maintain the confidentiality of such Information pursuant to Section 4.2. Each member of the Stockholder Group shall cooperate with Public Company to minimize the risk of unreasonable interference with Public Company’s business in connection with access and Information under this Section 5.2. Public Company shall have the right to deny such access and Information if Public Company determines in good faith that providing such access or Information is reasonably likely to violate any Law or binding agreement, or waive or jeopardize any attorney-client privilege or attorney work product protection; provided, however, that the Parties shall take all reasonable measures to permit the provision of such access and Information in a manner that avoids any such harm or consequence.

5.3Sharing of Information. Individuals associated with the Stockholder Group may from time to time serve on the Public Company Board or similar governing bodies of Public Company and its Subsidiaries. Public Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non‑public information concerning Public Company and its Subsidiaries, and (ii) may share such information with other individuals associated with the Stockholder Group, as applicable. Such sharing will be for the purpose of facilitating support to such individuals in their capacity as directors and enabling the Stockholder Group, as securityholders, to better evaluate Public Company’s performance and prospects. Public Company, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

ARTICLE VI

REGISTRATION

6.1Demand Registrations.

(a)Subject to the terms and conditions hereof, solely during any period that the Public Company is then ineligible under Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or if Public Company is so eligible but has failed to comply with its obligations under Section 6.3, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make no more than four (4) written requests of Public Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, Public Company shall, subject to the terms of this Agreement, file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)the Registrable Securities which Public Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)all other Registrable Securities which Public Company has been requested to register pursuant to Section 6.1(b), but subject to Section 6.1(g); and

(iii)all shares of Public Company Common Stock which Public Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 6.1, but subject to Section 6.1(g); all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Public Company Common Stock, if any, to be so registered.

(b)A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five (5) days after receipt of a Demand, Public Company shall give written notice of such Demand to all other holders of Registrable Securities. The Public Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which Public Company has received a written request for inclusion therein within five (5) days after Public Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 6.1(b).

(c)A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of Public Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Entity, other than by reason of any act or omission by the applicable Selling Shareholders.

(d)Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by Public Company and reasonably acceptable to the Requesting Shareholders.

(e)Public Company shall not be obligated to (i) subject to Section 6.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 6.2 (subject to Section 6.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Demand Registration were included, (B) within ninety (90) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement), (C) within ninety (90) days of the completion of any other Underwritten Offering by Public Company or any shorter period during which Public Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that Public Company has undertaken contractually to the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), (D) if, in Public Company’s reasonable judgment, it is not feasible for Public Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of Public Company or any other Person; provided, that Public Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f)Public Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, Public Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of Public Company certifying that, in the good faith judgment of Public Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by Public Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Law, it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and, if so directed in writing by Public Company, will deliver to Public Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(g)If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) Public Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then Public Company shall include in such registration statement only such securities as Public Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities Public Company proposes to sell; and (iii) third, all other securities of Public Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by Public Company.

(h)Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to Public Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.2Piggyback Registrations.

(a)Subject to the terms and conditions hereof, whenever Public Company proposes to register any Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Common Stock) under the Securities Act (other than a registration by Public Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) pursuant to Section 6.3, or (iv) pursuant to Section 6.1) (a “Piggyback Registration”), whether for its own account or for the account of others, Public Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by Public Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Public Company Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by Public Company of the proposed minimum offering price of such shares of Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 6.2(b), Public Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which Public Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b)If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) Public Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) Public Company, (x) other Persons who have sought to have shares of Public Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (y) the Piggyback Sellers and (z) any other proposed sellers of shares of Public Company Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then Public Company shall include in the registration statement applicable to such Piggyback Registration only such securities as Public Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)if the Piggyback Registration relates to an offering for Public Company’s own account, then (A) first, such number of shares of Public Company Common Stock (or other securities, as applicable) to be sold by Public Company as Public Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Public Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Public Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii)if the Piggyback Registration relates to an offering other than for Public Company’s own account, then (A) first, such number of shares of Public Company Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Public Company Common Stock to be sold by Public Company and (D) fourth, other shares of Public Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c)For clarity, in connection with any Underwritten Offering under this Section 6.2 for Public Company’s account, Public Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between Public Company and the lead managing underwriter(s), which shall be selected by Public Company.

(d)If, at any time after giving written notice of its intention to register any shares of Public Company Common Stock (or other securities, as applicable) as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, Public Company shall determine for any reason not to register such shares of Public Company Common Stock (or other securities, as applicable), Public Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 6.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 6.1.

6.3Shelf Registration Statement.

(a)Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to Public Company, any of the Demand Shareholders may by written notice delivered to Public Company (the “Shelf Notice”) require Public Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent Public Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), Public Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, Public Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. Public Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b)Within five (5) days after receipt of a Shelf Notice pursuant to Section 6.3(a), Public Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to Public Company a written request to so participate within five (5) days after the Shelf Notice is received by any such holder of Registrable Securities.

(c)Subject to Section 6.3(d), Public Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d)Notwithstanding anything to the contrary contained in this Agreement, Public Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, Public Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of Public Company certifying that, in the good faith judgment of Public Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by Public Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that it shall, subject to Law, keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and, if so directed in writing by Public Company, will deliver to Public Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(e)After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, Public Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to Public Company (a “Take-Down Notice”) stating that it intends to sell all of part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then Public Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 6.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Public Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and Public Company within two (2) Business Days after delivery of the Take-Down Notice to such holder; and

(ii)if the lead managing underwriter(s) advises Public Company and the proposing Demand Shareholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 6.1(g). Except as otherwise expressly specified in this Section 6.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article VI as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 6.1(e)(ii) and Section 6.1(g).

(g)Notwithstanding any other provision of this Agreement, if the requesting Demand Shareholder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no Demand Shareholder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

(h)Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to Public Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.4Withdrawal Rights. Any holder of Registrable Securities having notified or directed Public Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to Public Company prior to the effective date of such registration statement. In the event of any such withdrawal, Public Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of Public Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then Public Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to Public Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) day period, Public Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, Public Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. No Demand Registration withdrawn pursuant to this Section 6.4 shall count against the number of Demands which may have been made under Section 6.1(a) hereof.

6.5Hedging Transactions.

(a)The provisions of this Agreement relating to the registration, offer and sale of Registrable Securities shall apply also to (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Demand Shareholders and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person (each, a “Hedging Counterparty”) may sell Registrable Securities covered by any prospectus and the applicable prospectus supplement including short sale transactions using Registrable Securities pledged by a Demand Shareholder or borrowed from the Demand Shareholder or others and Registrable Securities loaned, pledged or hypothecated to any such party (each, a “Hedging Transaction”); provided that the Demand Shareholder’s legal counsel has determined in its reasonable judgment (after good-faith consultation with counsel of Public Company) that it is reasonably necessary to register under the Securities Act such Hedging Transaction. Any written information regarding the Hedging Transaction provided to Public Company by a Hedging Counterparty for inclusion in any registration statement, prospectus or free writing prospectus filed pursuant to this Section 6.5 shall, for purposes of Section 6.10(b), be deemed to be written information provided by a Selling Shareholder for purposes of Section 6.10(b).

(b)If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may reasonably be considered) an underwriter or selling stockholder, then such Hedging Counterparty shall be required to provide customary indemnities to Public Company regarding the plan of distribution and related matters.

6.6Holdback Agreements.

(a)Stockholder shall enter into customary agreements restricting the sale or distribution of Equity Securities of Public Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which Stockholder participates during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made. Public Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of Public Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

(b)If any Demand Registration or Shelf Offering involves an Underwritten Offering, Public Company will not effect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with Public Company), after the effective date of such registration except as may otherwise be agreed between Public Company and the lead managing underwriter(s) of such Underwritten Offering.

6.7Registration Procedures.

(a)If and whenever Public Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, Section 6.2 or Section 6.3, Public Company shall as expeditiously as reasonably practicable:

(i)prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article VI; provided, however, that Public Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Public Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to Public Company’s books and records, officers, accountants and other advisors. The Public Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Shareholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of Public Company, such filing is necessary to comply with Law;

(ii)except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article VI, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

(iv)if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after Public Company has received such request; provided, however, that Public Company shall not be required to take any actions under this Section 6.7(a)(iv) that are not, in the opinion of counsel for Public Company, in compliance with Law;

(v)furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi)use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that Public Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii)use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Public Company Common Stock) to be listed on each securities exchange on which shares of Public Company Common Stock are then listed;

(viii)use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Public Company Common Stock by Public Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of Public Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 6.10, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Public Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for Public Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Public Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi)make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of Public Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Public Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that Public Company shall not be required to provide any information under this Section 6.7(a)(xi) if (A) Public Company believes, after consultation with counsel for Public Company, that to do so would cause Public Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) Public Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) Public Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to Public Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Entity, give notice to Public Company and allow Public Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Public Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of Public Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 6.7(a)

(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 6.7(a)(vi), Public Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to Public Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)have appropriate officers of Public Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of Public Company; and

(xvii)take all other actions reasonably requested by Stockholder or the lead managing underwriter(s) to effect the intent of this Agreement.

(b)Public Company may require each Selling Shareholder and each underwriter, if any, to furnish Public Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as Public Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)Each Selling Shareholder agrees that upon receipt of any notice from Public Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 6.7(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.7(a)(xii), or until it is advised in writing by Public Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that Public Company shall extend the time periods under Section 6.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d)With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of Public Company to the public without registration, Public Company shall:

(i)use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Public Company under the Exchange Act, at any time when Public Company is subject to such reporting requirements; and

(iii)furnish to any holder of Registrable Securities, promptly upon request, a written statement by Public Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of Public Company, and such other reports and documents so filed or furnished by Public Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

6.8Registration Expenses. All fees and expenses incident to Public Company’s performance of its obligations under this Article VI, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6.7(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Requesting Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Stockholder) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of Public Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of Public Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by Public Company whether or not any registration statement is filed or becomes effective. In connection with Public Company’s performance of its obligations under this Article VI, Public Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by Public Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

6.9Miscellaneous.

(a)Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, Public Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that Public Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If Public Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, Public Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of Public Company to such holder.

(b)The Public Company shall not grant to any Person any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to Stockholder hereunder without the prior written consent of Stockholder. If Stockholder provides such consent, Stockholder and Public Company shall amend this Agreement to grant Stockholder any such senior demand, piggyback or shelf registration rights.

6.10Registration Indemnification.

(a)The Public Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.10(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to Public Company by any Selling Shareholder expressly for use therein.

(b)In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify Public Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Public Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 6.10(b)) will reimburse Public Company, its directors, officers and employees and each Person who controls Public Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Public Company by such Selling Shareholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 6.10(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

(c)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 6.10, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent.

No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

6.11Free Writing Prospectuses. Stockholder shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Article VI without the prior written consent of Public Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Stockholder may use any free writing prospectus prepared and distributed by Public Company.

6.12Termination of Registration Rights. The rights granted pursuant to this Article VI shall terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed; (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

ARTICLE VII

MISCELLANEOUS

7.1Corporate Power; Fiduciary Duty.

(a)The Stockholder represents on behalf of itself and Public Company represents on behalf of itself, as follows:

(i)each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(b)Notwithstanding any provision of this Agreement, neither the Stockholder nor Public Company shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of Public Company or any non-wholly owned Subsidiary of the Stockholder or Public Company, as the case may be (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

7.2Fees and Expenses. Except as otherwise set forth in this Agreement or the Transaction Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expense.

7.3Extension; Waiver. Any Party may, to the extent legally allowed, (i) extend the time for the performance of any obligation or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.4Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

(a)if to Public Company, to:

StarTek, Inc.
8200 E. Maplewood Ave., Suite 100
Greenwood Village, Colorado 80111
Attn:        Doug Tackett
E-mail:        doug.tackett@startek.com

with a copy (which shall not constitute notice) to:
Jenner & Block LLP
353 N. Clark St.
Chicago, Illinois 60654
Attn:        Thomas A. Monson, Esq.
E-mail:         tmonson@jenner.com
Facsimile:    +1 312 840 8711

(b)if to the Stockholder, to:

CSP Alpha Holdings Parent Pte Ltd
c/o Capital Square Partners Pte Ltd
SBF Center, # 10-01
160 Robinson Road, Singapore 068914
Attn:         Sanjay Chakrabarty
Email:        sanjay@capitalsquarepartners.com
Facsimile:     + 65 6491 5902

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
6 Battery Road
#25-03 Singapore 049909
Attn:        Sidharth Bhasin, Esq.
E-mail:        sidharth.bhasin@shearman.com
Facsimile:    +65 6230 3899

Any Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.
7.5Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the preamble of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “introductory paragraph”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or introductory paragraph of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$,” “US$,” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

7.6Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that both Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

7.7Entire Agreement; Amendment. This Agreement (including the Schedules hereto and any documents and instruments referred to herein) taken together with the Transaction Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof, and the Parties specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

7.8Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Party and any such assignment without such prior written consent shall be null and void, except that the Stockholder may assign all or any of its rights and obligations hereunder to any Affiliate of the Stockholder, but no such assignment shall relieve the Stockholder from any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

7.9No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

7.10No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the Parties.

7.11Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

7.12Submission to Jurisdiction. Each of the Parties (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and (v) waives any right to trial by jury with respect to any action related to or arising out of this Agreement. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.4 above. Nothing in this Section 7.12, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

7.13Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

7.14Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by the Stockholder, on the one hand, and Public Company, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Public Company, on the one hand, and the Stockholder, on the other hand, shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. No Party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholder or Public Company, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Stockholder or Public Company under this Agreement.

7.15Privileged Matters.

(a)Each of the Parties agrees, on its own behalf and on behalf of its directors, officers, employees and Affiliates, that Shearman & Sterling LLP (the “Stockholder Law Firm”) may serve as counsel to the Stockholder and the other members of the Stockholder Group, on the one hand, and the Subsidiaries of the Stockholder, on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions, and that, following consummation of the Transactions, the Stockholder Law Firm may serve as counsel to the Stockholder Group or any director, officer, employee or Affiliate of any member of the Stockholder Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement, the other Transaction Documents or the Transactions notwithstanding such representation. In connection with any representation expressly permitted pursuant to the prior sentence, Public Company hereby irrevocably waives and agrees not to assert, and agrees to cause the other members of Public Company Group to irrevocably waive and not to assert any conflict of interest arising from or in connection with (i) prior representation of the Subsidiaries of the Stockholder by the Stockholder Law Firm, and (ii) representation of any member of the Stockholder Group prior to and after the Closing by the Stockholder Law Firm. As to any privileged attorney-client communications between the Stockholder Law Firm and any of Stockholder’s Subsidiaries prior to the Closing (collectively, the “Privileged Communications”), Public Company, together with any of its Affiliates, successors or assigns, agrees that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the Parties after the Closing.

(b)Public Company further agrees, on behalf of itself and on behalf of the other members of the Public Company Group, that all privileged communications in any form or format whatsoever by the Stockholder Law Firm, on the one hand, and the Stockholder, any other member of the Stockholder Group or the Stockholder’s Subsidiaries, or any of their respective directors, officers, employees or other representatives, on the other hand, that relate to the negotiation, documentation and consummation of the Transactions, any alternative transactions to the Transactions presented to or considered by the Stockholder, any other member of the Stockholder Group or Stockholder’s Subsidiaries, or any dispute arising under this Agreement or the other Transaction Documents, unless finally adjudicated to be not privileged by a court of law (collectively, the “Privileged Deal Communications”), shall remain privileged after the Closing and that the Privileged Deal Communications and the expectation of client confidence relating thereto shall belong solely to the Stockholder, shall be controlled by the Stockholder, and shall not pass to or be claimed by Public Company or any other member of the Public Company Group. Public Company agrees that it will not, and that it will cause the other members of the Public Company Group not to, (i) access or use the Privileged Deal Communications, (ii) seek to have any member of the Stockholder Group waive the attorney-client privilege or any other privilege, or otherwise assert that Public Company or any other member of the Public Company Group has the right to waive the attorney-client privilege or other privilege applicable to the Privileged Deal Communications, or (iii) seek to obtain the Privileged Deal Communications or Non-Privileged Deal Communications (as defined below) from any member of the Stockholder Group or the Stockholder Law Firm.

(c)Public Company further agrees, on behalf of itself and on behalf of the other members of the Public Company Group, that all communications in any form or format whatsoever by the Stockholder Law Firm, Stockholder, any other member of the Stockholder Group or the Stockholder’s Subsidiaries, or any of their respective directors, officers, employees or other Affiliates or representatives that relate to the negotiation, documentation and consummation of the Transactions, any alternative transactions to the Transactions presented to or considered by the Stockholder, any other member of the Stockholder Group or the Stockholder’s Subsidiaries, or any dispute arising under this Agreement and that are not Privileged Deal Communications (collectively, the “Non-Privileged Deal Communications”), shall also belong solely to the Stockholder, shall be controlled by the Stockholder and ownership thereof shall not pass to or be claimed by Public Company or any other member of the Public Company Group.

(d)Notwithstanding the foregoing, in the event that a dispute arises between Public Company or any other member of the Public Company Group, on the one hand, and a third party other than the Stockholder, any other member of the Stockholder Group or their respective Affiliates, on the other hand, then Public Company or such other member of the Public Company Group may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that to the extent such dispute relates to this Agreement, the other Transaction Documents or the Transactions, none of Public Company or any other member of the Public Company Group may waive such privilege without the prior written consent of the Stockholder. If Public Company or any other member of the Public Company Group is legally required to access or obtain a copy of all or a portion of the Privileged Deal Communications, then Public Company shall promptly (and, in any event, within three (3) Business Days) notify the Stockholder in writing (including by making specific reference to this Section 7.15(d)) so that the Stockholder can, at its sole cost and expense, seek a protective order, and Public Company agrees to use commercially reasonable efforts to assist therewith.

(e)This Section 7.15 shall apply mutatis mutandis with respect to the representation by Jenner & Block LLP of Public Company and any member of the Public Company Group and any successors thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

STARTEK, INC.

By:	/s/ Chad A. Carlson
Name: Chad A. Carlson
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

CSP ALPHA HOLDINGS PARENT PTE LTD

By:	/s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director

By:	/s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

SCHEDULE 4.4(B)

RELATED PARTY TRANSACTIONS POLICY

I.	GENERAL REQUIREMENTS FOR RELATED PARTY TRANSACTIONS

1.	Related Party Transactions shall be governed by the following standing policies and procedures related to a Related Party Transaction.

2.	The Audit Committee shall consider any Related Party Transactions in accordance with this Related Party Transactions Policy and to administer this Related Party Transactions Policy.

3.	All Related Party Transactions shall be on arm’s length terms and in the best interests of Public Company.

II.	REPORTING PROCESS FOR RELATED PARTY TRANSACTIONS INVOLVING THE STOCKHOLDER GROUP

1.
Any officer or employee of Public Company who is directly responsible for oversight of a potential new agreement or transaction that would be a Related Party Transaction, or (i) an amendment, modification, termination, waiver, consent, election or extension of, (ii) an exercise of discretion outside the ordinary course of business under, or (iii) a dispute under an existing agreement or transaction with any member of the Stockholder Group (a “Stockholder Group Agreement”), in each case involving more than US$500,000, measured by payments (together with all substantially related payments) to or from the Public Company Group or that is otherwise material (with materiality defined in a manner consistent with Public Company’s SEC disclosure requirements) to the Public Company Group, taken as a whole, in any non-monetary respect (the “Threshold”), must promptly notify the Designated Officer in writing, who shall provide prompt written notice thereof to the Audit Committee.

2.
Any Related Party Transaction involving aggregate amounts below the Threshold shall not require approval of the Audit Committee, but rather may be entered into by Public Company upon the decision of Public Company’s management; provided that this Related Party Transaction Policy is followed in letter and spirit. Any such Related Party Transactions entered into by Public Company without the approval of the Audit Committee in accordance with this paragraph 2 shall be reported to the Audit Committee by the Designated Officer in accordance with this Article II of this Schedule 4.4(b).

3.	Any Related Party Transaction involving aggregate amounts above the Threshold shall require the prior written approval of the Audit Committee.

4.
The Designated Officer and a designee of the Stockholder (who is not a director or employee of Public Company) shall meet at least quarterly to review contemplated transactions and identify and, if appropriate, review potential new or amended Stockholder Group Agreements.

III.	REVIEW PROCESS FOR RELATED PARTY TRANSACTIONS

1.	The Audit Committee shall first determine (in consultation with counsel as needed) whether the Related Party Transactions Policy applies to any transaction in question.

2.
If the Audit Committee determines that the Related Party Transactions Policy applies to the transaction in question, then the Audit Committee shall review the terms of the Related Party Transaction, consider whether such terms are arm’s length and in the best interests of Public Company, and consider whether or not to approve the entry by Public Company into such Related Party Transaction. In connection with the review by the Audit Committee of a Related Party Transaction:

i.	no Audit Committee member with an interest in the Related Party Transaction will participate in the deliberations or consideration of the Related Party Transaction by the Audit Committee;

ii.
the Audit Committee shall have the authority to obtain assistance from employees of Public Company, including its legal and financial staff, and to retain such external advisors as it deems necessary for the performance of its duties hereunder in its sole discretion. For the avoidance of doubt, the Audit

Committee shall also have the authority to not approve any Related Party Transaction or other matter submitted to the committee for approval.

3.	When evaluating a Related Party Transaction, the Audit Committee shall take into account:

i.	whether the transaction is in Public Company’s best interests;

ii.	whether the transaction is on terms no less favorable to Public Company than terms generally available from an unaffiliated third party; and

iii.	any other factors it deems appropriate, including those set forth in this Related Party Transaction Policy.

4.	The Audit Committee shall maintain a written record of its determination with respect to each Related Party Transaction, including the factors considered and conclusion reached.

5.	The Audit Committee shall generally review and approve Related Party Transactions in advance, but shall also have the authority to ratify them.